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                   [LETTERHEAD OF THOMPSON HINE & FLORY LLP]


                                                                       Exhibit 8


                                 April 24, 1998




Metropolitan Financial Corp.
6001 Landerhaven Drive
Mayfield Heights, Ohio 44124

Ladies and Gentlemen:

                  We are acting as special tax counsel to Metropolitan Financial Corp. (the "Company") and Metropolitan Capital Trust I (the "Issuer") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company and the Issuer with the Securities and Exchange Commission (Registration Nos. 333-49701 and 333-49701-01) for the purpose of registering under the Securities Act of 1933 (the "Act") the Issuer's Cumulative Trust Preferred Securities (the "Trust Preferred Securities"), the Company's Junior Subordinated Deferrable Interest Debentures (the "Debentures"), and the Company's Guarantee with respect to the Trust Preferred Securities.

                  This opinion is based solely on the information set forth in the Registration Statement, the Indenture and the Amended and Restated Trust Agreement of the Issuer. We cannot and do not represent that we checked the accuracy or the completeness of, or otherwise independently verified, any of the various statements of fact contained in such documents and in documents incorporated by reference therein.

                  Based upon the foregoing, we are of the opinions ascribed to us in the Registration Statement under the caption "Certain Federal Income Tax Consequences."

                  This opinion is limited to the present laws of the United States, and we assume no obligation to revise or supplement this opinion should the present laws referred to above change by legislative action, judiciary decision, or otherwise, or should the facts as they presently exist change.



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Metropolitan Financial Corp.
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April 24, 1998



                  We hereby consent to the use of our name under the captions "Certain Federal Income Tax Consequences" and "Validity of Securities" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended.

                  This opinion may not be used, relied upon or quoted by you for any other purpose, or by any other person or entity for any purpose, without prior written consent.

                                               Very truly yours,

                                               /s/ Thompson Hine & Flory LLP

                                               Thompson Hine & Flory LLP